UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2013

AMERICAN REALTY CAPITAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 6, 2013, American Realty Capital Properties, Inc. (“ARCP”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial Report”), in part for the purpose of announcing the completion of ARCP's acquisition of American Realty Capital Trust III, Inc., a Maryland corporation (“ARCT III”), pursuant to the Agreement and Plan of Merger, dated as of December 14, 2012, by and among ARCP, ARCT III, Tiger Acquisition, LLC (“Merger Sub”), a Delaware limited liability company and a wholly owned subsidiary of ARCP, ARCT III's operating partnership and ARCP's operating partnership. The purpose of this Amendment No. 1 to the Initial Report is to provide the historical financial statements of ARCT III and the unaudited pro forma financial information required by Items 9.01(a) and 9.01(b) of Form 8-K, respectively.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of ARCT III as of December 31, 2012 and for each of the years in the three year period beginning at ARCT III’s inception on October 15, 2010 and ending December 31, 2012 are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporation herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements of ARCP as of and for the year ended December 31, 2012, giving effect to the merger of ARCT III with and into Merger Sub, are filed herewith as Exhibit 99.2 and incorporated in this Item 9.01(b) by reference.

(d) Exhibits

Exhibit No.	Description
23.1	Consent of Grant Thornton LLP
99.1	Audited Consolidated Financial Statements of ARCT III as of December 31, 2012 and for the three year period beginning October 15, 2010 and ending December 31, 2012
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of ARCP as of and for the year ended December 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Date: March 7, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors